Exhibit 10.32

MANAGEMENT AGREEMENT OF ATTORNEY-IN-FACT

for

AMERICAN PHYSICIANS INSURANCE EXCHANGE

THIS AGREEMENT entered into by and between AMERICAN PHYSICIANS SERVICE CORPORATION (the “Attorney-in-Fact”) and AMERICAN PHYSICIANS INSURANCE EXCHANGE (the “Exchange”), with its principal place of business in Dallas, Dallas County, Texas;

W I T N E S S E T H:

WHEREAS, AMERICAN PHYSICIANS INSURANCE EXCHANGE is a reciprocal insurance association organized pursuant to Chapter 19 of the Insurance Code of Texas of 1951, as amended, and is comprised of Subscribers who have entered into a “Subscribers Agreement and Power of Attorney” with the Attorney-in-Fact; and

WHEREAS, the Attorney-in-Fact is a corporation incorporated under the laws of the State of Texas; and

WHEREAS, the Attorney-in-Fact has filed an application for a Certificate of Authority for the AMERICAN PHYSICIANS INSURANCE EXCHANGE with the Commissioner of Insurance of Texas; and

WHEREAS, AMERICAN PHYSICIANS INSURANCE EXCHANGE and the Attorney-in-Fact desire to enter into this Agreement respecting the management of the Exchange;

NOW, THEREFORE, it is agreed by and between the parties;

I

AUTHORITY OF ATTORNEY-IN-FACT

The Attorney-in-Fact is responsible for the general operation of the Exchange and is specifically authorized to:

1) Solicit and receive applications and issue policies of insurance within the scope and nature authorized by the Board of Directors of the Exchange.

2) Collect and receipt for premiums and maintain bank accounts for the deposit of funds for the Exchange.

3) Provide all underwriting services for the issuance of policies of the Exchange.

4) Supervise appraisals of risks and engage, where necessary, independent appraisal services for such purposes.

5) Handle all insurance claims, including the payment, compromise of and denial thereof. Such handling shall also include supervision of adjustment of claims, investigation of claims not requiring arbitration by the Board and supervision of the defense in the event of any lawsuit growing out of a claim.

6) Provide the required accounting and reporting services for the Exchange (including the annual reports to the State Board of Insurance); provide investment counseling to the Exchange.

7) Maintain an office in Dallas, Texas, and such other place or places as the Attorney-in-Fact may deem necessary for the operation of the business of the Exchange.

II

ATTORNEY-IN-FACT’S OBLIGATIONS TO THE EXCHANGE

The Attorney-in-Fact shall carry out the authorities given it by the Subscribers in a reasonable and prudent manner; and shall follow the instructions of the Board of Directors when the Board is acting within the powers given it under the By-Laws and shall give due consideration to the advices and wishes of the Board of Directors in connection with the operational procedures of the Exchange, subject, however, to the uncertainties of the market, regulation by governmental agencies and all other risks and mistakes of judgment incident to managing and operating a business enterprise.

III

LIABILITY OF ATTORNEY-IN-FACT

The Attorney-in-Fact will be liable and responsible for the payment of administrative costs and expenses in connection with the operation of the insurance business of the Exchange including the payment of rents and utilities for offices; the payment of salaries for all employees and officers of the Attorney-in-Fact; payment of expenses for telephone, postage, supplies, books, stationery and advertising matter; and the payment of any acquisition of business costs incurred by the Attorney-in-Fact.

IV

LIABILITY OF THE EXCHANGE

The Exchange shall be responsible and obligated for all of the following:

1) All losses arising out of the policies of the Exchange or amounts for which the Attorney-in-Fact has settled and compromised for any loss; any judgments against the Exchange arising out of the policies of the Exchange; any liabilities or judgments against the Exchange or the Attorney-in-Fact as a result of the Attorney-in-Fact acting in the course and scope of its authority and responsibilities to the Exchange and subscribers provided such liability does not arise because of the gross negligence, bad faith, fraudulent intent or willful misfeasance of the Attorney-in-Fact or any of its employees, all costs of adjustment for any losses arising or alleged to be arising under insurance written by the Exchange, including all costs of independent adjusters, appraisers, investigators, and attorneys, whether or not suit has been filed, as well as any court costs in connection with any suit arising out of insurance coverage afforded or alleged to have been afforded by the Exchange;

2) All costs of printing policies, endorsements, and claim forms.

3) All audit, legal and filing fees and expenses.

4) Taxes, fees or charges levied or assessed by any governmental agency by virtue of premiums earned or for any other reason on the insurance business conducted by the Attorney-in-Fact on behalf of the Exchange;

5) All appraisal costs or the costs of investigation or analysis conducted by independent parties with respect to the underwriting or related aspects of insurance business of the Exchange. (It is understood that the Exchange through a peer review committee selected by the chairman from among the Subscribers will customarily conduct underwriting studies; however, the Attorney-in-Fact may, in its discretion, obtain an independent investigating agency to provide it with information with respect to a risk).

V

COMPENSATION OF ATTORNEY-IN-FACT

The Attorney-in-Fact shall be entitled to receive a management fee of twenty-two and one-half percent (22-1/2%) of the net earned premiums received on the insurance business of the Exchange. Net earned premiums shall mean gross premiums earned less returns for cancellations or return premium endorsements without the deduction of any of the liabilities of the Exchange as described in Paragraph IV above. The Attorney-in-Fact may withhold 20% of the net earned premiums. The balance of the management fee shall be reserved by the Exchange as an advance to the Exchange by the Attorney-in-Fact.

VI

REPAYMENT OF ADVANCES

The Exchange is liable for and shall repay to the Attorney-in-Fact any advances made or caused to be made by the Attorney-in-Fact to the Exchange. Repayment of advances withheld from management fees shall commence on a month to month basis after accumulating to $50,000 and thereafter as funds become available after the Exchange has made provision for capital and surplus, expenses and reserves as required by the Texas Insurance Code. The Exchange will repay to the Attorney-in-Fact the cost of attorney fees and any other reasonable expenses incurred in organizing the Exchange.

VII

TERM

This Agreement shall commence on the 1st day of October, 1975, or the date of the receipt by the Attorney-in-Fact of a Certificate of Authority for the Exchange, if sooner, and shall be renewed automatically from year to year unless cancelled by terms and conditions set out herein. The Attorney-in-Fact may elect to terminate this Agreement by sixty (60) days written notice to the members of the Board of Directors of the Exchange, which termination shall take effect upon the selection and qualification of a successor Attorney-in-Fact pursuant to the By-Laws of the Exchange, which selection and qualification shall be pursued and brought about as soon as possible. A majority of the Subscribers of the Exchange may terminate this Agreement upon immediate written notice to the Attorney-in-Fact solely by reason of the Attorney-in-Fact having been adjudged in any suit, action or proceeding liable for its own gross negligence, bad faith, fraudulent intent or willful misfeasance. In the event the Subscribers terminate this Agreement, the Subscribers agree that all management fees then due the Attorney-in-Fact, whether reserved by the Exchange or not, shall become fully earned by the Attorney-in-Fact and shall, be paid to the Attorney-in-Fact as soon as practicable but in any event within one year from the date of termination. This Agreement may be cancelled by mutual consent of the parties hereto.

In the event the Exchange does not select a new and successor Attorney-in-Fact at the conclusion of the term of this Agreement and in the further event that a new management agreement is not agreed upon by and between the Exchange and the new Attorney-in-Fact, it is agreed that this management agreement, in all of its terms and conditions, shall be deemed renewed on a year to year basis thereafter until a successor Attorney-in-Fact is selected and qualified to assume the role of the Attorney-in-Fact for this Exchange at the end of any such annual renewal of this management agreement.

VIII

ACCESS TO RECORDS

The Attorney-in-Fact shall afford the Board of Directors an opportunity to inspect at any reasonable times all records of the Attorney-in-Fact insofar as they relate to the business of the Exchange.

EXECUTED this the 13th day of August, 1975.

TEMPORARY BOARD OF DIRECTORS OF AMERICAN PHYSICIANS INSURANCE EXCHANGE

/s/ Kenneth G. Burton, M.D.

/s/ Jack R. Chandler, M.D.

/s/ Charles S. Arnold, M. D.

/s/ David Berchelmann, M. D.

/s/ William Peche, M. D.

/s/ D. T. McMahon, Jr. M. D.

AMERICAN PHYSICIANS SERVICE CORPORATION

By	/s/ Jack Murphy, President

RATIFIED AND ACCEPTED as being the Management Agreement agreed upon and acquiesced in by all Subscribers hereto on the date hereof.

FIRST PERMANENT BOARD OF DIRECTORS OF AMERICAN PHYSICIANS INSURANCE EXCHANGE

/s/ Kenneth G. Burton, M. D.	/s/ D. T. McMahon, Jr. M. D.

/s/ H. A. Wiebelhaus	/s/ David Berchelmann, M. D.

/s/ Bernard M. Barrett, Jr., M.D.

/s/ Frank S. Martin, Jr.

/s/ J Royston Brown

/s/ Jack R. Chandler

/s/ Charles S. Arnold, M. D.

ADDENDUM TO AGREEMENT

This Addendum is entered into as of the 21st day of October, 1983 between American Physicians Insurance Exchange, a reciprocal insurance company (the “Company”), and APS Facilities Management, Inc., a Texas Corporation (“APSFM”), and specifically amends that certain Agreement entered into as of October 1, 1975 between the parties in the following particulars:

(1) All reference made to American Physicians Service Corporation shall be amended to APS Facilities Management, Inc., and all reference made to APSC shall be amended to APSFM.

This Addendum is executed to amend the above mentioned and its intention is to modify the said original Agreement in the manner indicated herein, but to otherwise continue the Agreement, as so amended, in full force and effect.

Dated:	October 21, 1983

AMERICAN PHYSICIANS INSURANCE EXCHANGE

By:	/s/ Jack R. Chandler, M.D.
Jack R. Chandler, M.D., Chairman of the Board

APS FACILITIES MANAGEMENT, INC.

By:	/s/ Roger Detrich
Roger Detrich, President

ADDENDUM NO. 2

MANAGEMENT AGREEMENT OF ATTORNEY-IN-FACT

FOR

AMERICAN PHYSICIANS INSURANCE EXCHANGE

This Addendum is entered into to be effective as of the 8th day of December, 1995, between American Physicians Insurance Exchange (“the Exchange”) and APS Facilities Management, Inc. (“APSFMI, the Attorney-in-Fact”) and specifically amends that certain Management Agreement entered into as of October 1, 1975, and also as amended on October 21, 1983, in the following particulars:

1.	The principal place of business of the Exchange and the Attorney-in-Fact is in Austin, Travis County, Texas.

2.	Paragraph I (7) (AUTHORITY OF ATTORNEY-IN-FACT) is amended to read as follows:

“(7) Maintain a principal and home office in Texas and offices elsewhere, at such place or places as the Attorney-in-Fact deems necessary for the operation of the business of the Exchange.”

3.	Paragraph I (AUTHORITY OF ATTORNEY-IN-FACT) is amended by adding a new subsection (8) to read as follows:

“(8) All services relating to any reinsurance contracts for or by the Exchange including, but not limited to, selecting reinsurance carriers and brokers; negotiating the terms and conditions of reinsurance contracts; negotiating the rates to be paid or received for any reinsurance; providing all underwriting, claims and other services required for the administration of any reinsurance; determining if any renewals, commutation or other changes in the reinsurance for the Exchange is necessary; and, taking such action as the Attorney-in-Fact deems necessary to resolve or handle any disputes involving any contract of reinsurance. All reinsurance agreements entered into by the Attorney-in-Fact shall be presented to and reviewed by the Board of Directors on an annual basis.”

4.	Paragraph I (AUTHORITY OF ATTORNEY-IN-FACT) is amended by adding a new subsection (9) to read as follows:

“(9) Perform all acts necessary for the appointment, termination and supervision, of any agents, including local recording agents, for the Exchange.”

5.	Paragraph I (AUTHORITY OF ATTORNEY-IN-FACT) is amended by adding a new subsection (10) to read as follows:

“(10) The Attorney-in-Fact is authorized to provide all services relating to any joint marketing arrangements with other insurance carriers including, but not limited to, arrangements when the Attorney-in-Fact or its affiliates are directly involved in marketing of insurance products for other carriers. Any services relating to any joint marketing arrangements shall be approved in advance by the Board of Directors.”

6.	Paragraph III (LIABILITY OF ATTORNEY-IN-FACT) is amended to read as follows:

“The Attorney-in-Fact will be liable and responsible for the payment of administrative costs and expenses in connection with the operation of the insurance business of the Exchange including the payment of rents and utilities for offices; the payment of salaries for all employees and officers of the Attorney-in-Fact; payment of expenses for telephone, postage, supplies, books, stationery and advertising matter; payment of 50% of commissions paid to agents appointed for the Exchange; and the payment of any other non-commission acquisition of business costs incurred by the Attorney-in-Fact.”

7.	Paragraph IV (3) (LIABILITY OF THE EXCHANGE) is amended to read as follows:

“(3) All audit, legal, actuarial, investment, regulatory electronic data base and related expenses, reinsurance contract and related expenses; and any filing fees, expenses or other related expenses.”

8.	Paragraph IV (LIABILITY OF THE EXCHANGE) is amended by adding a new subsection (6) to read as follows:

“(6)	The following additional costs and expenses:

(a)	50% of all commissions paid to agents relating to Exchange business;

(b)	Any salary benefits or other compensation and all other costs and expenses associated with the positions of Medical Director, Secretary to the Exchange Board, or other special positions approved or created by the Exchange’s Board of Directors.”

9.	Paragraph V (COMPENSATION OF ATTORNEY-IN-FACT) is amended to read as follows:

V.

COMPENSATION OF ATTORNEY-IN-FACT

“The attorney-in-Fact shall be entitled to receive a management fee paid monthly equal to 13-1/2% of the net earned premium on the insurance business of the Exchange plus a contingent amount equal to 50% of the Exchange’s statutory income before Federal income taxes and this contingent amount. The total management fees in a calendar year shall not exceed the greater of $5,400,000 or 16-1/2% of the net earned premium. Net earned premiums shall mean gross premiums earned less returns for cancellation or return premium endorsements without the deduction of any of the liabilities of the Exchange as directed in Paragraph IV above.”

EXECUTED this 8th day of December, 1995.

AMERICAN PHYSICIANS INSURANCE EXCHANGE
(The Exchange)

/s/ John H. Meador, M.D.
By:	/s/ John H. Meador, M.D.
Title:	Chairman of the Board

APS FACILITIES MANAGEMENT, INC. (Attorney-in-Fact)

/s/ Duane K. Boyd, Jr.
By:	/s/ Duane K. Boyd, Jr.
Title:	President

ADDENDUM NO. 3

MANAGEMENT AGREEMENT OF ATTORNEY-IN-FACT

FOR

AMERICAN PHYSICIANS INSURANCE EXCHANGE

This addendum is entered into to be effective as of the 2nd day of March, 2001, between American Physicians Insurance Exchange (“The Exchange”) and APS Facilities Management, Inc. (“APSFMI, Attorney-in-Fact”) and specifically amends that certain Management Agreement entered into as of October 1, 1975, and also as amended on October 21, 1983 and December 8, 1995, in the following particulars:

1.	Paragraph VII (Term) is amended to read as follows:

This Agreement shall commence on the 1st day of October, 1975, or the date of the receipt by the Attorney-in-Fact of a Certificate of Authority for the Exchange, if sooner, and shall be renewed automatically from year to year unless cancelled by terms and conditions set out herein. The Attorney-in-Fact may elect to terminate this Agreement by eighteen (18) months written notice to the members of the Board of Directors of the Exchange, which termination shall take effect upon the selection and qualification of a successor Attorney-in-Fact pursuant to the By-Laws of the Exchange, which selection and qualification shall be pursued and brought about as soon as possible. A majority of the Subscribers of the Exchange may terminate this Agreement upon immediate written notice to the Attorney-in-Fact solely by reason of the Attorney-in-Fact having been adjudged in any suit, action or proceeding liable for its own gross negligence, bad faith, fraudulent intent or willful misfeasance. In the event the Subscribers terminate this Agreement, the Subscribers agree that all management fees then due the Attorney-in-Fact, whether reserved by the Exchange or not, shall become fully earned by the Attorney-in-Fact and shall be paid to the Attorney-in-Fact as soon as practicable but in any event within one year from the date of termination. This Agreement may be cancelled by mutual consent of the parties hereto.

In the event the Exchange does not select a new and successor Attorney-in-Fact at the conclusion of the term of this Agreement and in the further event that a new management agreement is not agreed upon by and between the Exchange and the new Attorney-in-Fact, it is agreed that this management agreement, in all of its terms and conditions, shall be deemed renewed on a year to year basis thereafter until a successor Attorney-in-Fact is selected and qualified to assume the role of the Attorney-in-Fact for this Exchange at the end of any such annual renewal of this management agreement.

Executed this 2nd day of March, 2001.

AMERICAN PHYSICIANS INSURANCE EXCHANGE
“The Exchange”

/s/ Norris C. Knight, Jr., M.D.
By:	Norris C. Knight, Jr., M.D.
Title:	Chairman of the Board

APS FACILITIES MANAGEMENT, INC.
“Attorney-in-Fact”

/s/ Maury L. Magids
By:	Maury L. Magids
Title:	President & COO